Exhibit 20.1


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                      DILLARD CREDIT CARD MASTER TRUST I
                ----------------------------------------------
                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                Series 2000-1

Monthly Series 2000-1 Certificateholders' Statement

             Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.

For Month September 2002

5.2(a)(i)      on an aggregate basis:
                   Class A Monthly Principal                             0.00
                   Class B Monthly Principal                             0.00

               per $1,000 original principal amount per Certificate:
                   Class A Monthly Principal                             0.00
                   Class B Monthly Principal                             0.00

5.2(a)(ii)     on an aggregate basis:
                   Class A Monthly Interest                        337,226.50
                   Class B Monthly Interest ________                     0.00

               per $1,000 original principal amount per Certificate:
                   Class A Monthly Interest                              1.69
                   Class B Monthly Interest                              0.00

                                                                  Exhibit 20.1


5.2(a)(iii)    Collections of Principal Receivables
                   allocated to Class A                         13,253,012.05
               Collections of Principal Receivables
                   allocated to Class B                          8,448,308.49

5.2(a)(iv)     Collections of Finance Charge Receivables
                  allocated to Class A                           3,679,906.50
               Collections of Finance Charge Receivables
                  allocated to Class B                           1,099,192.86

5.2(a)(v)      Principal Receivables (beginning of month)    1,304,594,356.16
                    Gross Credit Sales                         206,912,158.00
                    Principal Payments                        (184,492,259.93)
                    Returns                                    (28,939,087.57)
                    Principal Defaults                          (9,424,779.76)
                    Ineligible Principal Receivables                     0.00
                    Actual Misc. Adjustments                             0.00

               Principal Receivables (end of month)          1,288,650,386.90

               Total Portfolio Recoveries
                    Gross Recoveries                             1,542,968.23
                    Recoveries Net of Expenses                     896,417.98

               Total Portfolio Finance Charge Collections
                    Finance Charge Collections                  23,107,508.27
                    Finance Charge Collections with Recoveries  24,003,926.25

               Investor Interest                               259,740,260.00

               Adjusted Investor Interest                      259,740,260.00
                    Class A Investor Interest                  200,000,000.00
                    Class A Adjusted Investor Interest         200,000,000.00
                    Class B Investor Interest                   59,740,260.00

               Floating Investor Percentage                             19.91%
                    Class A Floating Allocation                         77.00%
                    Class B Floating Allocation                         23.00%

               Fixed Investor Percentage                                   N/A
                    Class A Fixed Allocation                               N/A
                    Class B Fixed Allocation                               N/A

5.2(a)(vi)     Delinquent Accounts

                                                                  Exhibit 20.1


                    30-59 Days Delinquent                        59,910,155.00
                    60-89 Days Delinquent                        18,138,700.00
                    90 + Days Delinquent                         32,347,118.00

5.2(a)(vii)    Aggregate Investor Default Amount                  1,876,441.31
                    Class A Investor Default Amount               1,444,859.81
                    Class B Investor Default Amount                 431,581.50

5.2(a)(viii)   on an aggregate basis:
                    Class A Investor Charge-Offs                          0.00
                    Class B Investor Charge-Offs                          0.00

               per $1,000 original principal amount per Certificate:
                    Class A Investor Charge-Offs                          0.00
                    Class B Investor Charge-Offs                          0.00

5.2(a)(ix)     on an aggregate basis:
                    Class A Investor Charge-Offs reimbursed               0.00
                    Class B Investor Charge-Offs reimbursed               0.00

               per $1,000 original principal amount per Certificate:
                    Class A Investor Charge-Offs reimbursed               0.00
                    Class B Investor Charge-Offs reimbursed               0.00

5.2(a)(x)      on an aggregate basis:
                    Class A Servicing Fee                           333,333.33
                    Class B Servicing Fee                                 0.00

5.2(a)(xi)     Portfolio Yield                                           13.41%

5.2(a)(xii)    Reallocated Class B Principal Collections                  0.00

                                                                  Exhibit 20.1


5.2(a)(xiii)   Class B Investor Interest                         59,740,260.00

5.2(a)(xiv)    LIBOR for Interest Period                               1.82313%

5.2(a)(xv)     Principal Funding Account Balance                          0.00

5.2(a)(xvi)    Accumulation Shortfall                                     0.00

5.2(a)(xvii)   Principal Funding Account Investment Proceeds              0.00

5.2(a)(xviii)  Principal Funding Investment Shortfall                     0.00

5.2(a)(xix)    on an aggregate basis:
                    Class A Available Funds                       3,679,906.50

5.2(a)(xx)     Class A Certificate Rate                                2.09313%

               Other items
                    Number of Accounts (beginning of month)          2,406,430
                    Number of Accounts (end of month)                2,429,819

                    Collateral Performance
                          Total Payment Rate                             15.98%
                          Portfolio Yield (Gross)                        22.08%

                          Excess Spread (current month)*                 10.31%
                          Excess Spread (previous month)                 10.71%
                          Excess Spread (2 months previous)               9.36%
                          -----------------------------------------------------
                          Excess Spread (3 month rolling Average)        10.13%

                          * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                          Defaults                                        8.67%
                          30-59 Days Delinquent                           4.59%
                          60-89 Days Delinquent                           1.39%

                                                                  Exhibit 20.1


                          90 + Days Delinquent                            2.48%
                          -----------------------------------------------------
                          Total Delinquent                                8.46%

                          Principal Payment Rate                         14.14%

                          Pool Balance in $MM (end of month)             1,289

                          Seller Percent                                 61.20%

                    Series Performance Trigger (as defined in Pooling and
                       Servicing Agreement)
                          Net Portfolio Yield (current month,
                            net of Charge-offs)                          13.41%
                          Net Portfolio Yield (previous month)           13.94%
                          Net Portfolio Yield (2 months previous)        13.54%
                          -----------------------------------------------------
                          Net Portfolio Yield (3 month rolling average)  13.63%

                          Base Rate (current month)                       4.02%
                          Base Rate (previous month)                      4.19%
                          Base Rate (2 months previous)                   4.18%
                          Base Rate (3 month rolling average)             4.13%

                          Spread to Base Rate (current month)             9.39%
                          Spread to Base Rate (previous month)            9.75%
                          Spread to Base Rate (2 months previous)         9.36%
                          -----------------------------------------------------
                          Spread to Base Rate (3 month rolling average)   9.50%

                          Base Rate > Portfolio Yield (3 month
                            rolling average)                                No

                                               Dillard National Bank
                                                 as Servicer

                                               By: ____________________________
                                               Title: Cashier